Exhibit 3.17

CERTIFICATE OF FORMATION

OF

McGRAW-HILL INTERNATIONAL ENTERPRISES LLC

FIRST:	The name of the limited liability company is McGraw-Hill International Enterprises LLC (the “Company”).

SECOND:	The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD:	The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member or manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as a manager of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of McGraw-Hill International Enterprises LLC as of this 12th day of April, 2012.

By:	/s/ Eric Moskowitz
Name:	Eric Moskowitz
Title:	Authorized Person

State of Delaware

Certificate of Merger of Foreign Corporation

Into Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

FIRST: The name of the surviving Limited Liability Company is McGraw-Hill International Enterprises LLC, a Delaware Limited Liability Company.

SECOND: The name of the foreign corporation being merged into this surviving Limited Liability Company is McGraw-Hill International Enterprises, Inc. The jurisdiction in which the foreign corporation was formed is New York.

THIRD: The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.

FOURTH: The name of the surviving Limited Liability Company is McGraw-Hill International Enterprises LLC.

FIFTH: The merger is to become effective at 12:01 a.m. on November 1, 2012.

SIXTH: The Agreement and Plan of Merger is on file at 2 Penn Plaza, New York, New York 10121, a place of business of the surviving Limited Liability Company.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving Limited Liability Company, on request without cost, to any member or shareholder of the constituent entities.

[Signature page follows]

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person this 31st day of October, 2012.

McGRAW-HILL INTERNATIONAL ENTERPRISES LLC

By:	/s/ David Stafford
Name:	David Stafford
Title:	Vice President and Secretary

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